Exhibit 99.1

Plug, FreezPak Logistics Expand Agreement to Supply Fuel Cells at 9 Additional Sites

FreezPak will expand its operations across the U.S. with Plug fuel cells and hydrogen infrastructure.

LATHAM, N.Y., Oct. 19, 2022 -- Plug Power Inc. (NASDAQ: PLUG), a leading provider of turnkey hydrogen solutions for the global green hydrogen economy, today announced an agreement with FreezPak Logistics, a leading third party food logistics company, to provide fuel cells and hydrogen storage and fueling infrastructure to nine additional sites and nearly 400 lift trucks.

The multi-site agreement makes FreezPak Logistics, a Plug customer since 2014, a pedestal customer — joining other leading companies, such as Amazon, Walmart and Home Depot. The agreement includes providing hydrogen infrastructure and fuel cells for lift trucks at four existing FreezPak Logistics sites, along with five additional sites scheduled for 2023. In total, Plug will support 11 customer sites across the U.S, including the three sites already in operation.

“FreezPak Logistics has been a longstanding believer in Plug’s innovative technology and hydrogen fuel cells,” Andy Marsh, Plug CEO, said. “We are thrilled to expand our partnership, which further improves the American supply chain and decreases carbon emissions.”

As a Plug customer for eight years, FreezPak Logistics has witnessed firsthand the benefits of transitioning from lead-acid batteries to hydrogen fuel cells. The company reported seeing a productivity boost of 100% because fuel cells operate at full power throughout a shift, while batteries require frequent recharging.

“FreezPak continually strives for ways to be more efficient, sustainable and increase productivity,” Dave Saoud, FreezPak Logistics Co-Founder/CEO, said. “Given our long-term relationship with Plug, it makes sense to work together toward a common vision — progression and reducing carbon emissions.”

In addition to greenhouse gas reduction, Freezpak Logistics saw electricity bills drop by 31.5% and an increase in usable space by up to 5,000 square feet per location.

Michael Saoud, FreezPak Logistics Co-Founder/CEO, said, “We are committed to clean energy and solutions that boost our operations. Improving uptime and continuing our path with innovation, we are excited to grow our partnership with Plug.”

Improving the global supply chain through increased productivity is at the core of Plug’s material handling business. During the height of the COVID-19 pandemic, Plug's robust solutions were operating at 99% efficiency and moved approximately 30% of the retail food and groceries through the U.S. to support the needs of customers like FreezPak Logistics.

About Plug

Plug is building an end-to-end green hydrogen ecosystem, from production, storage and delivery to energy generation, to help its customers meet their business goals and decarbonize the economy. In creating the first commercially viable market for hydrogen fuel cell technology, the company has deployed more than 50,000 fuel cell systems and over 165 fueling stations, more than anyone else in the world, and is the largest buyer of liquid hydrogen. With plans to build and operate a green hydrogen highway across North America and Europe, Plug is building a state-of-the-art Gigafactory to produce electrolyzers and fuel cells and multiple green hydrogen production plants that will yield 500 tons of liquid green hydrogen daily by 2025. Plug will deliver its green hydrogen solutions directly to its customers and through joint venture partners into multiple environments, including material handling, e-mobility, power generation, and industrial applications. For more information, visit www.plugpower.com.

Plug Power Safe Harbor Statement

This communication contains “forward-looking statements'' within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about Plug Power Inc. (“PLUG”), including, but not limited to, statements about: PLUG’S plans to provide infrastructure and fuel cells to nine additional FreezPak sites and nearly 400 lift trucks, which includes providing infrastructure and fuel cells for lift trucks at four existing FreezPak Logistics sites, along with five other sites scheduled for the first quarter of 2023; PLUG’s plan to support customer sites across the U.S.; the expectation that the partnership with FreezPak will further improve the America supply chain and decrease carbon emissions; PLUG’s plans to build an end-to-end green hydrogen ecosystem and operate a green hydrogen highway across North America and Europe; the expected production of liquid green hydrogen by 2025; and expectations regarding PLUG’s joint venture partners and the uses and applications of its hydrogen solutions. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of PLUG in general, see PLUG’s public filings with the Securities and Exchange Commission (the “SEC”), including the “Risk Factors'' section of PLUG’s Annual Report on Form 10-K for the year ended December 31, 2021 and any subsequent filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements are made as of the date hereof, and PLUG undertakes no obligation to update such statements as a result of new information.

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